As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CPI INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-3142681
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

811 Hansen Way
Palo Alto, California 94303-1110
(Address of Principal Executive Offices, Including Zip Code)

Communications & Power Industries 2000 Stock Option Plan
CPI International, Inc. 2004 Stock Incentive Plan
CPI International, Inc. 2006 Employee Stock Purchase Plan

(Full Title of the Plan)

Joel A. Littman
811 Hansen Way
Palo Alto, California 94303-1110
(Name and Address of Agent For Service)

(650) 846-2900

Telephone Number, Including Area Code, of Agent For Service

Copy to:

Richard C. Wirthlin, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
(310) 277-1010

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Common Stock, par value $0.01 per share issuable pursuant to:
Communications & Power Industries 2000 Stock Option Plan	904,441	$0.32	(3)	$289,421.12	(3)	$30.97
CPI International, Inc. 2004 Stock Incentive Plan	1,989,757	$4.41	(3)	$8,774,828.37	(3)	$938.93
CPI International, Inc. 2006 Employee Stock Purchase Plan	760,000	$17.02	(4)	$12,935,200.00	(4)	$1,384.09
Totals	3,654,198			$21,999,449.49		$2,353.99

(1)

This Registration Statement will also cover any additional shares of Common Stock that become issuable under the above-mentioned plans by reason of any stock dividend, stock split, recapitalization, reorganization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee.

(3)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of the weighted average per share exercise price of outstanding options granted under the applicable plan.

(4)

Computed in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of $17.02 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on May 25, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference to this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission by us are hereby incorporated by reference in this Registration Statement:

(i)                                     Our annual report on Form 10-K for the fiscal year ended September 30, 2005, and our Form 10-K/A for such fiscal year;

(ii)                                  Our quarterly report on Form 10-Q for the quarter ended December 30, 2005;

(iii)                               Our quarterly report on Form 10-Q for the quarter ended March 31, 2006;

(iv)                              Our current report on Form 8-K filed on February 16, 2006;

(v)                                 Our current report on Form 8-K filed on May 3, 2006;

(vi)                              Our prospectus dated April 27, 2006, as filed by us under Rule 424(b)(4) on May 1, 2006; and

(vii)                           The description of our common stock set forth, or incorporated by reference, in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 24, 2006, and any amendment or report filed for the purpose of updating any such description.

All reports and other documents subsequently filed by us (other than information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 of Form 8-K or as otherwise permitted by the rules of the Securities and Exchange Commission) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith. Section 102 of the DGCL also allows a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director:

(i)              for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(ii)           for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)        for unlawful payments of dividends or unlawful stock purchases or redemptions; or

(iv)       for any transaction from which the director derived an improper personal benefit.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The registrant’s amended and restated certificate of incorporation provides that, to the fullest extent that the DGCL or any other applicable law as it exists or as it may be amended permits the limitation or elimination of the liability of directors, no directors of the registrant will be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that, to the fullest extent permitted by law, the registrant shall indemnify any director or officer of the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in the defense or settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether brought by or in the right of the registrant, to which he or she was or is a party or threatened to be made a party by reason of his or her current or former position with the registrant or by reason of the fact that he or she is or was serving, at the request of the registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties. In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.

Item 7.           Exemption From Registration Claimed.

Not applicable.

Item 8.           Exhibits.

See Exhibit Index beginning on page II-5 of this Registration Statement, which is incorporated herein by reference.

Item 9.           Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on May 26, 2006.

CPI International, Inc.
By:	/s/ Joel A. Littman
Joel A. Littman
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 26, 2006.

Signature		Title

	/s/*	Chief Executive Officer and Director
	O. Joe Caldarelli	(Principal Executive Officer)

	/s/ Joel A. Littman	Chief Financial Officer, Treasurer
	Joel A. Littman	and Secretary (Principal Financial
and Accounting Officer)

	/s/*	Chairman of the Board of Directors
Michael Targoff

/s/*
	Michael F. Finley	Director

	/s/*	Director
Jeffrey P. Hughes

	/s/*	Director
William P. Rutledge

	/s/*	Director
Chris Toffales

*By:	/s/ Joel A. Littman
Joel A. Littman, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.5 to the registrant’s Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662))

4.2

Amended and Restated Certificate of Incorporation of the registrant, filed with the Delaware Secretary of State on April 7, 2006 (incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662))

4.3

Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662))

4.4

Communications & Power Industries 2000 Stock Option Plan (incorporated by reference to Exhibit 10.32 to Communications & Power Industries Inc.’s Annual Report on Form 10-K for the fiscal year ended September 29, 2000 (Commission File No. 033-96858))

4.5

First Amendment to Communications and Power Industries 2000 Stock Option Plan (incorporated by reference to Exhibit 10.32.1 to Communications & Power Industries Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2003)

4.6

Form of Stock Option Agreement 2000 Stock Option Plan (incorporated by reference to Exhibit 10.33 to Communications & Power Industries Inc.’s Annual Report on Form 10-K for the fiscal year ended September 29, 2000 (Commission File No. 033-96858))

4.7

Form of Option Rollover Agreement (U.S. Employees) (incorporated by reference to Exhibit 10.3 to Communications & Power Industries Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 2, 2004)

4.8

Form of Option Rollover Agreement (Canadian Employees) (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-4 filed on April 7, 2005 (Commission File No. 333-123917)

4.9	2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2004)

4.10	Amendment to the 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2004)

4.11

Form of Option Agreement (Employees) under the 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2004)

4.12

Form of Option Agreement (Directors) under the 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2004)

4.13	2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.29 to the registrant’s Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662))

5.1	Opinion of Irell & Manella LLP

23.1	Consent of Irell & Manella LLP (included as part of Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney